UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2006

TRAMMELL CROW COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-13531	75-2721454
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

2001 Ross Avenue
Suite 3400
Dallas, Texas		75201
(Address of principal		(Zip code)
executive offices)

Registrant’s telephone number, including area code:  (214) 863-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On February 22, 2006, Trammell Crow Company (the “Company”) entered into the First Amendment of Credit Agreement with Bank of America, N.A. (the “Amendment”), that modified the terms of the company’s Credit Agreement dated June 28, 2005, among the Company, Bank of America, N.A. as administrative agent and the other lender parties thereto. Bank of America, N.A., is one of the Company’s largest customers.

Pursuant to the terms of the Amendment, the Company will be allowed to repurchase its common stock, or pay a special dividend to its stockholders, for a period beginning on the date of the Amendment and ending December 31, 2006. The Amendment is attached hereto in its entirety as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure

On February 22, 2006, the Company issued a press release announcing that its Board of Directors has authorized the purchase of up to $50 million of its common stock from time to time in open market purchases or in privately negotiated transactions. A copy of this press release is being furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Exhibit Title

10.1	First Amendment of Credit Agreement dated February 22, 2006, between the Company and Bank of America, N.A.
99.1	Press release dated February 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAMMELL CROW COMPANY

Date: February 22, 2006	By:	/s/ J. CHRISTOPHER KIRK
J. Christopher Kirk
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	First Amendment of Credit Agreement dated February 22, 2006, between the Company and Bank of America, N.A.
99.1	Press release dated February 22, 2006